UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
CITIGROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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TO ALL CITIGROUP STOCKHOLDERS

Your Vote is Requested on THREE Separate Corporate Actions

Citigroup Inc. is asking you to take action on three different matters that are of great importance to the Company and its stockholders.

You will receive several different packages of material, each with voting forms.

It is important that you take action on each of these items separately.

Stockholders will receive materials on:

•	Annual Meeting — scheduled for April 21, 2009 (material enclosed)

•	Consent Solicitation #1 — regarding Citigroup’s preferred stock. This package will be mailed separately.

•	Consent Solicitation #2 — regarding the total number of authorized shares of Common Stock of Citigroup, and other matters pertaining to our stock. This package will be mailed separately.

Voting on one form authorizes ONLY that particular action; therefore, you are requested to return EVERY voting form that you receive.

If you have any questions regarding these items, please call our proxy solicitor:

Morrow & Co., llc
470 West Avenue, Stamford, CT 06902

Banks and Brokerage Firms, please call: (203) 658-9400
Holders please call toll free: (800) 445-0102